Exhibit 1

News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Breakwater Announces Increased Reserves and Resources at El Toqui

    TORONTO, June 22 /CNW/ - Breakwater Resources Ltd. (TSX - BWR) (the
"Company") announces it has significantly increased its reserves and resources at El Toqui.
    Exploration conducted thus far this year has increased the proven and probable mineral reserves at El Toqui by 50% (34% on a contained zinc basis)
and the measured and indicated resources, which resources include the proven and probable reserves, by 37% (23% on a contained zinc basis). Further, the work completed at El Toqui has improved our understanding of the potential size and location of sufficient additional mineralization to give us the confidence to commence a pre-feasibility study for a 1.0 million tonne per annum mill. George Pirie, President and Chief Executive Officer said, "We are very pleased with the results coming out of El Toqui. It is our expectation that we are likely to have identified up to 11.0 million tonnes of resources by year end. The results of the current exploration program are certainly justifying the exploration expenditures to date." For 2007, the exploration expenditures planned for El Toqui are $10.7 million dollars.
    The March 31, 2007 mineral reserves and mineral resources estimate for
El Toqui, prepared in accordance with National Instrument 43-101 ("NI
43-101"), is set forth in the following tables.

    <<
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                           Proven Mineral Reserve
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    Deposit                               Tonnes       Zinc (%)    Gold (g/t)
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    Dona Rosa                            327,800           8.7           1.3
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    Mallin Monica                          9,400           6.2             -
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    San Antonio Este                      15,000           6.6             -
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    Mallin Sur                           128,900           5.5             -
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    Aserradero                           229,600           6.2           9.3
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    Estatuas                             207,600           6.9             -
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    Concordia                                  -             -             -
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    Porvenir                                   -             -             -
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    Total                                918,300           7.2           2.8
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                          Probable Mineral Reserve
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    Dona Rosa                             31,200           6.6           0.7
    -------------------------------------------------------------------------
    Mallin Monica                              -             -             -
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    San Antonio Este                      23,400           7.3             -
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    Mallin Sur                            69,800           4.4             -
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    Aserradero                           493,600           4.3           3.2
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    Estatuas                             647,200           6.1             -
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    Concordia                            779,300          10.3           0.1
    -------------------------------------------------------------------------
    Porvenir                           1,340,100           7.6           0.5
    -------------------------------------------------------------------------
    Total                              3,384,600           7.4           0.7
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    -------------------------------------------------------------------------
                      Proven & Probable Mineral Reserve
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    Dona Rosa                            359,000           8.6           1.2
    -------------------------------------------------------------------------
    Mallin Monica                          9,400           6.2             -
    -------------------------------------------------------------------------
    San Antonio Este                      38,400           7.1           0.1
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    Mallin Sur                           198,700           5.1           0.1
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    Aserradero                           723,200           4.9           5.1
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    Estatuas                             854,800           6.3             -
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    Concordia                            779,300          10.2           0.1
    -------------------------------------------------------------------------
    Porvenir                           1,340,100           7.6           0.5
    -------------------------------------------------------------------------
    Total                              4,302,900           7.3           1.1
    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
                        Measured Mineral Resources(x)
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    Deposit                               Tonnes       Zinc (%)    Gold (g/t)
    -------------------------------------------------------------------------
    Dona Rosa                            504,500           9.8           1.3
    -------------------------------------------------------------------------
    Mallin Monica                          9,800           6.7             -
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    San Antonio Este                      25,500           7.4             -
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    Mallin Sur                           147,300           6.0             -
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    Aserradero                           275,100           6.5          10.0
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    Estatuas                             332,200           7.6             -
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    Concordia                                  -             -             -
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    Porvenir                                   -             -             -
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    Total                              1,294,400           8.0           2.6
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                       Indicated Mineral Resources(x)
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    Dona Rosa                             33,800           8.3           0.9
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    Mallin Monica                              -             -             -
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    San Antonio Este                      31,300           7.9           0.2
    -------------------------------------------------------------------------
    Mallin Sur                            73,100           4.8             -
    -------------------------------------------------------------------------
    Aserradero                           544,300           4.6           3.3
    -------------------------------------------------------------------------
    Estatuas                             754,100           6.9             -
    -------------------------------------------------------------------------
    Concordia                            811,700          11.1           0.1
    -------------------------------------------------------------------------
    Porvenir                           1,395,700           8.2           0.5
    -------------------------------------------------------------------------
    Total                              3,644,000           8.0           0.7
    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
                  Measured & Indicated Mineral Resources(x)
    -------------------------------------------------------------------------
    Dona Rosa                            538,300           9.7           1.3
    -------------------------------------------------------------------------
    Mallin Monica                          9,800           6.7             -
    -------------------------------------------------------------------------
    San Antonio Este                      56,800           7.7           0.1
    -------------------------------------------------------------------------
    Mallin Sur                           220,400           5.6           0.1
    -------------------------------------------------------------------------
    Aserradero                           819,400           5.2           5.6
    -------------------------------------------------------------------------
    Estatuas                           1,086,300           7.1             -
    -------------------------------------------------------------------------
    Concordia                            811,700          11.1           0.1
    -------------------------------------------------------------------------
    Porvenir                           1,395,700           8.2           0.5
    -------------------------------------------------------------------------
    Total                              4,938,400           8.0           1.2
    -------------------------------------------------------------------------

    (x) Measured and Indicated includes Proven and Probable

    -------------------------------------------------------------------------
                         Inferred Mineral Resources
    -------------------------------------------------------------------------
    Deposit                               Tonnes       Zinc (%)    Gold (g/t)
    -------------------------------------------------------------------------
    Dona Rosa                              8,000           9.6           0.4
    -------------------------------------------------------------------------
    Mallin Monica                              -             -             -
    -------------------------------------------------------------------------
    San Antonio Este                      20,700           9.4           0.1
    -------------------------------------------------------------------------
    Mallin Sur                           104,900           4.9             -
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    Aserradero                            92,800           5.4           1.9
    -------------------------------------------------------------------------
    Estatuas                             591,600           6.3             -
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    Afloramientos Est                    682,000           8.6             -
    -------------------------------------------------------------------------
    Concordia                          1,383,200           8.3           0.2
    -------------------------------------------------------------------------
    Porvenir                           1,553,900           6.9           0.8
    -------------------------------------------------------------------------
    Total                              4,437,100           7.5           0.4
    -------------------------------------------------------------------------
    >>

    Metal Price Assumptions

    For the March 31, 2007 mineral reserves estimates, metal prices, including premiums, used to determine economic viability were US$1.12/lb.
zinc, C$/US$ exchange rate of 1.09, US$600/oz. gold, US$12.00/oz. silver,
US$2.55/lb. copper and US$0.54/lb. lead. Mineral resources at El Toqui are based on a grade cut-off of 3% zinc for all deposits. This is down from a cut-off grade of 4.75% used at December 31, 2006.

    NOTES TO INVESTORS CONCERNING ESTIMATES

    Cautionary note to investors concerning estimates of Measured and
    Indicated Resources.

    This news release may use the terms "measured resources" and "indicated
resources". The Company advises investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and
Exchange Commission (the "SEC") does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves.

    Cautionary note to investors concerning estimates of Inferred Resources.

    This news release may also use the term "inferred resources". The Company advises investors that while this term is recognized and required by Canadian regulations, the SEC does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under
Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

    Scientific and Technical Data

    The Company is reporting mineral resource and reserve estimates in accordance with the CIM guidelines for the estimation, classification and reporting of resources and reserves.
    The Canadian Securities Administrators' National Instrument 43-101 ("NI
43-101") requires mining companies to disclose reserves and resources using the subcategories of "proven" reserves, "probable" reserves, "measured"
resources, "indicated" resources and "inferred" resources. Mineral resources that are not mineral reserves do not have demonstrated economic viability.
    A mineral reserve is the economically mineable part of a measured or indicated resource demonstrated by at least a preliminary feasibility study.
This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allows for losses that may occur when the material is mined. A proven mineral reserve is the economically mineable part of a measured resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. A probable mineral reserve is the economically mineable part of an indicated mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.
    A mineral resource is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge. A measured mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape, physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity. An indicated mineral resource is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.
An inferred mineral resource is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. Mineral resources which are not mineral reserves do not have demonstrated economic viability.

    Investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

    El Toqui's estimated measured and indicated mineral resource and the estimated inferred mineral resource were prepared under the supervision of
Torben Jensen, P.Eng., who is employed by the Company as VP, Engineering and who is a Qualified Person under NI 43-101. The Company advises investors that while the terms measured resources, indicated resources and inferred resources are recognized and required by Canadian Regulations, the SEC does not recognize them.
    The qualified person responsible for the El Toqui mineral reserve and mineral resource estimates is Robert McGuire, P.Eng., General Manager,
El Toqui Mine. The estimation of mineral resources and mineral reserves at
El Toqui is a two-stage process:
    First, all mineral resources are estimated for the main manto unit at a minimum width and cutoff grade based upon metal prices, costs, recoveries and other considerations. Second, mineral reserves are estimated by applying a series of factors and dilution to the mineral resources. The use of a polygonal-block-based method combined with regularly spaced drill holes is believed to provide a reasonably accurate estimate of the mineral resources.
    To convert mineral resources to mineral reserves, the following assumptions are made:
    Dilution is added to all resource tonnages at a rate of between 6 and 15%
at zero grade, depending on which deposit is being mined, which is based upon a normal over-break of 0.2 metres on the roof and floor for a typical four metre high room.
    Room and pillar mining results in a general recovery factor of 80% before dilution and pillar recovery. A 50% recovery factor is used for the pillars.
Specific areas are designed differently if rock quality is low or other issues exist. Geo-mechanical studies are in process to improve recoveries further.

    Forward-looking Statements

    Certain information included in this news release constitutes
"forward-looking statements". The words "expect", "will", "intend", "estimate"
and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The Company cautions the reader that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the Company's estimated future results, performance or achievements expressed or implied by those forward-looking statements and the forward-looking statements are not guarantees of future performance. These risks, uncertainties and other factors include, but are not limited to, risks associated with the mining industry such as government regulation, environmental and reclamation risks, title disputes or claims, success of mining activities, future commodity prices, costs of production, possible variation in mineral reserves, mineral resources, grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, the timing of estimated future production, capital expenditures, financial market fluctuations, requirements for additional capital, conclusions of economic evaluations, limitations on insurance coverage, risks associated with using third-party contractors, inflation as well as those factors discussed in the Company's most recent Form 40-F/Annual
Information Form on file with the SEC and Canadian provincial securities regulatory authorities.
    The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

    %CIK: 0000782875

    /For further information: Torben Jensen, P.Eng., Vice President,
Engineering, (416) 363-4798 Ext. 232, TJensen(at)breakwater.ca or Ann Wilkinson,
Vice President, Investor Relations, (416) 363-4798 Ext. 277,
AWilkinson(at)breakwater.ca/
    (BWR.)

CO:  Breakwater Resources Ltd.

CNW 10:00e 22-JUN-07